SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 12, 2009)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On November 12, 2009, Mr. Gary Parsons resigned as a member and as Chairman of our Board of Directors. Mr. Parsons also terminated his employment with XM Satellite Radio Holdings Inc. In connection with Mr. Parsons’ separation, we entered into a Separation Agreement and Release of Claims with Mr. Parsons (the “Agreement”). As contemplated by the Employment Agreement dated as of August 6, 2004, by and among XM Satellite Radio Holdings Inc, XM Satellite Radio Inc. and Mr. Parsons, as amended (the “Employment Agreement”), we will deposit in trust for the benefit of Mr. Parsons amounts necessary to satisfy our obligations to him pursuant to the terms of the Employment Agreement. Such amount will be paid to Mr. Parsons on the earliest date permitted under Internal Revenue Code Section 409A.

      On November 12, 2009, the Board of Directors elected Mr. Eddy W. Hartenstein, an existing independent director, to be Chairman of the Board of Directors.

     We have notified the Nasdaq Stock Exchange LLC that as a result of Mr. Parsons’ resignation, we are in compliance with NASDAQ’s independent director requirements for continued listing.

     A copy of the press release announcing the election of Mr. Hartenstein and the Agreement are attached as Exhibits 99.1 and 10.1, respectively, to this Current Report on Form 8-K hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits.

     The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly

Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: November 12, 2009

EXHIBITS

Exhibit	Description of Exhibit

10.1	Separation Agreement and Release of Claims, dated as of November 12, 2009, between Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM Satellite Radio Inc, and Gary Parsons.

99.1	Press release announcing the election of Eddy W. Hartenstein as Chairman of the Board of Directors of Sirius XM Radio Inc.